Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Vincera Pharma, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Vincera Pharma, Inc. (the “Company”) as of December 31, 2019, the related statements of operations, stockholders’ deficit, and cash flows for the period from March 1, 2019 (date of inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from March 1, 2019 (date of inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

As disclosed in Note 1 to the financial statements, the Company has no assets and a net loss for the period from March 1, 2019 (date of inception) through December 31, 2019, of approximately $45,000 and has a working capital deficit of approximately $44,000. Further, the Company believes it will have to raise additional capital to fund its planned operations for the twelve month period through September 2021. These matters raise substantial doubt regarding the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments related to the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

September 14, 2020

We have served as the Company’s auditor since 2020.

Vincera Pharma, Inc.

Balance Sheets

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,276	$—
Deferred offering costs	439,180

Total current assets	475,456	—

Total assets	$475,456	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$643,695	$34,642
Due to related parties	13,777	9,034

Total current liabilities	657,472	43,676

Non-current liabilities
Related party notes payable, net of debt discount	201,916	—

Total non-current liabilities	201,916	—

Total liabilities	859,388	43,676

Commitments and contingencies—Note 11

Stockholders’ deficit
Common stock, $0.0001 par value per share; 20,000,000 shares authorized as of September 30, 2020 and December 31, 2019; 9,634,001 shares and 9,330,001 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	963	933
Additional paid-in capital	3,718	1,159
Subscription receivable	—	(933)
Accumulated deficit	(388,613)	(44,835)

Total stockholders’ deficit	(383,932)	(43,676)

Total liabilities and stockholders’ deficit	$475,456	$—

The accompanying notes are an integral part of these financial statements.

Vincera Pharma, Inc.

Statements of Operations

	For the Nine Months Ended September 30, 2020	For the Period from March 1, 2019 (date of inception) to September 30, 2019	For the Period from March 1, 2019 (date of inception) to December 31, 2019
	(Unaudited)	(Unaudited)
Operating expenses:
General and administrative	$341,862	$13,009	$44,835

Total operating expenses	341,862	13,009	44,835

Loss from operations	(341,862)	(13,009)	(44,835)

Other expense
Interest expense	(1,916)	—	—

Total other expense	(1,916)	—	—

Net loss	$(343,778)	$(13,009)	$(44,835)

Net loss per common share, basic and diluted	$(0.04)	$(0.00)	$(0.01)

Weighted average common shares outstanding, basic and diluted	8,789,463	6,760,410	7,818,929

The accompanying notes are an integral part of these financial statements.

Vincera Pharma, Inc.

Statements of Stockholders’ Deficit

	Common Stock		Subscription Receivable	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance as of March 1, 2019 (date of inception)	—	$—	$—	$—	$—	$—
Issuance of founders shares	8,503,491	850	(850)	—	—	—
Issuance of restricted stock	826,510	83	(83)	—	—	—
Stock-based compensation related to restricted stock	—	—	—	1,159	—	1,159
Net loss	—	—	—	—	(44,835)	(44,835)

Balance as of December 31, 2019	9,330,001	$933	$(933)	$1,159	$(44,835)	$(43,676)

	Common Stock		Subscription Receivable	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance as of January 1, 2020	9,330,001	$933	$(933)	$1,159	$(44,835)	$(43,676)
Proceeds from Founders	—	—	933	17	—	950
Issuance of restricted stock	304,000	30	—	(30)	—	—
Stock-based compensation related to restricted stock	—	—	—	2,572	—	2,572
Net loss	—	—	—	—	(343,778)	(343,778)

Balance as of September 30, 2020 (unaudited)	9,634,001	$963	$—	$3,718	$(388,613)	$(383,932)

The accompanying notes are an integral part of these financial statements.

Vincera Pharma, Inc.

Statements of Cash Flows

	For the Nine Months Ended September 30, 2020	For the Period from March 1, 2019 (date of inception) to September 30, 2019	For the Period from March 1, 2019 (date of inception) to December 31, 2019
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(343,778)	$(13,009)	$(44,835)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization on debt discount	1,111	—	—
Stock-based compensation related to restricted stock	2,572	843	1,159
Changes in operating assets and liabilities:
Accounts payable	190,623	4,156	34,642
Accrued interest payable	805	—	—
Due to related parties	4,734	8,010	9,034

Net cash used in operating activities	(143,924)	—	—
Cash Flows from Financing Activities:
Proceeds from Founders	950	—	—
Proceeds from issuance of notes payable to related parties	200,000	—	—
Payments of deferred offering costs	(20,750)	—	—

Net cash provided by financing activities	180,200	—	—

Net increase in cash and cash equivalents	36,276	—	—
Cash at the beginning of the period	—	—	—

Cash at the end of the period	$36,276	$—	$—

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—	$—
Cash paid for interest	$—	$—	$—
Supplemental disclosure of noncash investing and financing activities:
Issuance of founders shares not yet paid	$—	$850	$850
Issuance of restricted stock not yet paid	$—	$83	$83
Deferred offering costs included in accounts payable	$418,430	$—	$—

The accompanying notes are an integral part of these financial statements.

Vincera Pharma, Inc.

Notes to Financial Statements

(Amounts Presented Herein, As of And For The Period Ended September 30, 2020 and 2019 Are Unaudited.)

Note 1—Organization and Description of Business Operations

Vincera Pharma, Inc. (the “Company” or “Vincera”) was originally formed under the laws of the State of Delaware on March 1, 2019 (“Inception”).

Vincera is a life sciences and pre-revenue company developing therapeutics for cancer. Several drug candidates, including a drug in Phase 1 clinical trials, and a novel bioconjugation platform have been licensed from Bayer AG).

Going Concern and Management’s Plans

The Company has incurred operating losses since Inception, and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of September 30, 2020 and December 31, 2019, the Company had an accumulated deficit of $388,613 and $44,835, respectively.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. The Company anticipates incurring additional losses until such time, if ever, that it can obtain marketing approval to sell, and then generate significant sales, of its drug candidate that is currently in development. Substantial additional financing will be needed by the Company to fund its operations and to develop and commercialize its drug candidate. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will seek to obtain additional capital through the sale of debt or equity financings or other arrangements to fund operations; however, there can be no assurance that the Company will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute existing stockholders and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of common stock. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to stockholders. If the Company is unable to obtain such additional financing, future operations would need to be scaled back or discontinued.

During 2020, COVID-19 emerged and has subsequently spread world-wide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mediating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders, and advisories and quarantining people who may have been exposed to the virus. Management is currently evaluating the impact of the COVID-19 pandemic on its future plans and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and results of its operations, the specific impact is not readily determinable as of the date of these financial statements.

Note 2—Significant Accounting Policies

Unaudited Interim Financial Information

The accompanying balance sheet as of September 30, 2020, the statement of operations and the statement of cash flows for the nine months ended September 30, 2020 and for the period from March 1, 2019 (date of inception) through September 30, 2019, and the statement of stockholders’ deficit for the nine months ended September 30, 2020 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the

Vincera Pharma, Inc.

Notes to Financial Statements

(Amounts Presented Herein, As of And For The Period Ended September 30, 2020 and 2019 Are Unaudited.)

audited annual financial statements and, in the Company’s opinion, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of September 30, 2020 and the results of its operations and its cash flows for the nine months ended September 30, 2020. The financial data and other information disclosed in these notes related to the nine months ended September 30, 2020 are unaudited. The results for the nine months ended September 30, 2020 are not necessarily indicative of results to be expected for the year ending December 31, 2020, any other interim periods, or any future year or period.

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the period presented.

Cash and Cash Equivalents

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage (“FDIC”) of $250,000. The Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to risks common to companies in the biotechnology industry, including, but not limited to, development by the Company or its competitors of technological innovations, risks of failure of clinical studies, dependence on key personnel, protection of proprietary technology, compliance with government regulations, and ability to transition from preclinical manufacturing to commercial production of products.

The Company’s future product candidates will require approvals from the U.S. Food and Drug Administration and comparable foreign regulatory agencies prior to commercial sales in their respective jurisdictions. There can be no assurance that any product candidates will receive the necessary approvals. If the Company was denied approval, approval was delayed or the Company was unable to maintain approval for any product candidate, it could have a material adverse impact on the Company.

Segments

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business as a single operating segment.

Research and Development

The Company expenses research and development costs as operating expenses as incurred. These expenses include salaries for research and development personnel, consulting fees, product development, pre-clinical studies, clinical trial costs, and other fees and costs related to the development of the technology.

Vincera Pharma, Inc.

Notes to Financial Statements

(Amounts Presented Herein, As of And For The Period Ended September 30, 2020 and 2019 Are Unaudited.)

Stock-Based Compensation

The Company adopted ASU 2018-07, which simplifies the accounting for share-based payments granted to nonemployees for goods and services, on March 1, 2019 (date of inception). The Company expenses stock-based compensation over the requisite service period based on the estimated grant-date fair value of the awards. Stock-based awards with graded-vesting schedules are recognized on a straight-line basis over the requisite service period for each separately vesting portion of the award. The Company records the expense for stock-based compensation awards subject to performance-based milestone vesting over the remaining service period when management determines that achievement of the milestone is probable. Management evaluates when the achievement of a performance-based milestone is probable based on the expected satisfaction of the performance conditions at each reporting date. All stock-based compensation costs are recorded in general and administrative or research and development costs in the statements of operations based upon the underlying employees’ or non-employees’ roles within the Company.

Income Taxes

Income taxes are recorded in accordance with ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse, and net operating loss (“NOL”) carryforwards and research and development tax credit (“R&D Credit”) carryforwards. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has recorded a full valuation allowance to reduce its net deferred income tax assets to zero. In the event the Company were to determine that it would be able to realize some or all its deferred income tax assets in the future, an adjustment to the deferred income tax asset valuation allowance would increase income in the period such determination was made.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. At December 31, 2019 and September 30, 2020, the Company had no liability for income tax associated with uncertain tax positions. The Company would recognize any corresponding interest and penalties associated with its income tax positions in income tax expense. There was no income tax interest or penalties incurred in the nine months ended September 30, 2020 and 2019 since Inception.

Comprehensive Loss

Comprehensive loss is equal to net loss as presented in the accompanying statements of operations, as the Company did not have any other comprehensive income or loss for the periods presented.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share is the same as basic net loss per share, since there were no potentially dilutive securities outstanding at any point during 2019 and during the nine months ended September 30, 2020.

Vincera Pharma, Inc.

Notes to Financial Statements

(Amounts Presented Herein, As of And For The Period Ended September 30, 2020 and 2019 Are Unaudited.)

Recent Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3—Deferred offering costs associated with the Proposed Public Offering

Deferred offering costs consist of legal and other costs incurred through the balance sheet date that are directly related to the potential merger with LifeSci Acquisition Corp. and that will be charged to stockholder’s equity upon the completion of the proposed merger. Should the proposed merger prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Note 4—Accounts Payable

Accounts payable consisted of $643,695 and $34,642 of start-up, formation and merger costs as of September 30, 2020 and December 31, 2019, respectively.

Note 5—Notes Payable to Related Party

On August 9, 2020, the Company entered into a promissory note with one of its founders (the “Holder”). The principal amount is up to $1,000,000 or the amount of outstanding advances made by the Holder to the Company. The Company will pay the Holder a $20,000 origination fee and interest shall accrue at 7%. The maturity date is August 9, 2023.

Between August and September 2020, the Company received $200,000 from the Holder under this note agreement.

The Company recognized $805 interest expense related to this note during the nine months ended September 30, 2020.

Note 6—Exclusive Option for License

On July 21, 2020, the Company entered into an option grant agreement (“Option Agreement”) with Bayer AG (“Bayer”). Under the Agreement, the Company obtained an exclusive option for an exclusive license under such Bioconjugate Technology and PTEFb Technology (“Licensed Technology”) to research, develop, commercialize and manufacture pharmaceutical products. The rights will extend to the Company’s worldwide use.

Under the Option Agreement, Bayer will grant the Company a royalty-bearing, exclusive license with the right to sublicense through multiple tiers, under the Licensed Technology to research, develop, use, make, have made, manufacture, sell, offer for sale, import, export and otherwise commercialize and exploit Licensed Products in the Worldwide Field, such license being subject to the following two conditions precedent:

a)	That the Company will no later than 21 days after execution of the License Agreement have executed a merger and acquisition agreement with LifeSci. Acquisition Corp. to secure the financing; and

b)	That the Company will by, at the latest, December 31, 2020 have secured initial qualified financing of at least $30 million.

Vincera Pharma, Inc.

Notes to Financial Statements

(Amounts Presented Herein, As of And For The Period Ended September 30, 2020 and 2019 Are Unaudited.)

Upon the completion of the initial qualified financing and execution of the license agreement, the Company will pay Bayer a $5 million fee and upon successful commercialization of at least five Licensed Products, total payments may exceed $1 billion. As part of the License agreement, the Company is obligated to pay development and commercial milestone payments that range from $110 million up to $318 million per product, the Company will also pay an annual earned royalty on commercial sale of Licensed Products ranging from single digits to low double digits on net sales of Licensed Products.

The Bayer License Agreement was executed on October 7, 2020.

Note 7—Stockholders’ Deficit

At September 30, 2020 and December 31, 2019, the Company was authorized to issue 20,000,000 shares of common stock with a par value of $0.0001 per share.

Founders Shares

The Company’s three founders (the “Founders”) were each issued 2,834,497 shares of the Company’s common stock (the “Founders Shares”), in August 2019. The Founders had not paid the Company for the aggregate par value for their Founder Shares as of December 31, 2019. All amounts owed for the issuance of these Founders Shares were settled in cash in July 2020.

Restricted Shares

Between July and August 2019, the Company issued 826,510 shares of restricted stock at par value to certain management person. All amounts owed for the issuance of these restricted shares were settled in cash in July 2020. The grant date fair value for these restricted shares was $5,786.

In May 2020, the Company issued additional 304,000 shares of restricted stock at fair value of $0.04 per share in exchange for services.

Pursuant to these restricted share agreements, the term vesting represents the expiration of the Company’s repurchase right for the underlying shares.

The Company recognized stock-based compensation of $2,572 and $1,159 during the nine months ended September 30, 2020 and for the period from March 1, 2019 (date of inception) through December 31, 2019, respectively.

As of September 30, 2020, there was $14,102 of unrecognized stock-based compensation related to restricted stock that will be amortized in 3.7 years.

Vincera Pharma, Inc.

Notes to Financial Statements

(Amounts Presented Herein, As of And For The Period Ended September 30, 2020 and 2019 Are Unaudited.)

A summary of restricted stock activity for the year ended December 31, 2019 and nine months ended September 30, 2020 is presented below:

	Number of Shares	Weighted Average Grant Date Fair Value per Share
Nonvested at March 1, 2019 (date of inception)	—	$—
Restricted stock granted	826,510	0.007
Vested	(168,058)	—

Nonvested at December 31, 2019	658,452	0.007
Restricted stock granted	304,000	0.04
Vested	(251,658)	—

Nonvested at September 30, 2020	710,794	$0.020

Note 8—Equity Incentive Plan

The Company has adopted Incentive Stock Options (ISO) plan (the “Plan”) and 1,000,000 options were approved by stockholders during 2019 and all of 1,000,000 ISO is available as of September 30, 2020.

The Plan allows for the grant of stock options and rights to acquire restricted stock to employees, directors and consultants of the Company. The terms and conditions of specific awards are set at the discretion of the Company’s board of directors although generally options vest in four annual installments of 25% and are generally immediately exercisable. The exercise price of incentive stock options shall not be less than 100% of the fair market value of the Company’s common stock on the date of grant and the exercise price of any option granted to a 10% stockholder may be no less than 110% of the fair market value of the Company’s common stock on the date of grant. Options granted under the Plan expire no later than 10 years from the date of grant. Unvested common shares obtained upon early exercise of options are subject to repurchase by the Company at the original issue price. The Plan reserves 1,000,000 shares of stock for issuance, of which 1,000,000 remained available for grant at September 30, 2020.

Note 9—Due to Related Parties

From March 1, 2019 (date of inception) to December 31, 2019, Dr. Raquel Izumi, Chief Operations Officer, and Stuart Hwang, Vice President of Business Development, paid $1,250 and $7,784 of general and administrative expenses on behalf of the Company, respectively. As of December 31, 2019, approximately $9,034 remains unpaid by the Company.

During the nine months ended September 30, 2020, Dr. Raquel Izumi, Chief Operations Officer, and Stuart Hwang, Vice President of Business Development, paid $4,084 and $659 of general and administrative expenses on behalf of the Company, respectively. As of September 30, 2020, $13,777 remains unpaid by the Company.

Note 10—Income Taxes

Provision for income taxes

There is no provision for income taxes because the Company has incurred no income or loss for income tax purposes since its inception and maintains a full valuation allowance against its net deferred tax assets. The

Vincera Pharma, Inc.

Notes to Financial Statements

(Amounts Presented Herein, As of And For The Period Ended September 30, 2020 and 2019 Are Unaudited.)

reported amount of income tax expense for the period differs from the amount that would result from applying the federal statutory tax rate to net loss before taxes primarily because of the change in valuation allowance.

Deferred tax assets and valuation allowance

Deferred tax assets reflect the tax effects of net operating loss and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At December 31, 2019, the Company had no U.S. federal and state net operating loss carryforwards.

A reconciliation of the U.S. statutory federal income tax rate to the Company’s effective tax rate is as follows:

December 31, 2019
Statutory Federal income tax rate	21.0%
State	7.0%
Change in Valuation Allowance	(28.0)%

Income Taxes Provision (Benefit)	0.0%

The significant components of the Company’s net deferred tax assets are as follows:

December 31, 2019
Deferred tax assets:
StartUp/Organization Costs	$12,546

Total deferred tax assets	12,546
Valuation allowance	(12,546)

Deferred tax asset, net of allowance	$—

There is no net operating loss carry forward because the Company has incurred no income or loss for income tax purposes since its inception.

The Company’s initial tax year was 2019, which remains open for the assessment of income taxes.

Note 11—Commitments and Contingencies

Litigation

The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

Commitments

As of September 30, 2020 and December 31, 2019, the Company was not a party to any leasing agreements.

Note 12—Subsequent Events

The Company has evaluated subsequent events and transactions that occurred after December 31, 2019, up through September 14, 2020, the date that these audited financial statements were issued. The Company also

Vincera Pharma, Inc.

Notes to Financial Statements

(Amounts Presented Herein, As of And For The Period Ended September 30, 2020 and 2019 Are Unaudited.)

evaluated subsequent events and transactions that occurred after September 30, 2020, up to November 10, 2020, the date the unaudited interim financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except for the matters disclosed below.

Bayer License Agreement

On October 7, 2020, the Company entered into the Bayer License Agreement, pursuant to which the Company has been granted an exclusive, worldwide, royalty-bearing license under certain Bayer patents and know-how to develop, use, manufacture, commercialize, sublicense and distribute, for all uses in the cure, mitigation, treatment or prevention of diseases or disorders in humans or animals, (i) a clinical-stage small molecule drug platform, including VIP 152 (formerly known as BAY 1251152), a PTEFb inhibitor compound, and (ii) a preclinical stage bioconjugations/next-generation ADC platform, including VIP924 (formerly BAY-924), a SMDC, VIP943 (formerly known as BAY-943) next-generation ADC compounds. These platforms currently comprise the Company’s entire product candidate pipeline. The Bayer License Agreement will become effective upon the closing of the Business Combination and receipt of the Initial Qualified Financing.